____________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 15, 2007 (October 9, 2007)

Date of Report (Date of earliest event reported)

                                       REDDI BRAKE SUPPLY CORPORATION________________

 (Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

1175 East 400 South, Suite 900

Salt Lake City, Utah 84111

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation.

On October 9, 2007, Hidden Splendor Resources, Inc. (“Hidden Splendor”), a wholly-owned subsidiary of Reddi Brake Supply Corporation (“Reddi Brake”), received a letter dated October 5, 2007 from lawyer Michael W. Spence of Ray, Quinney and Nebeker in Salt Lake City, Utah stating that he and his firm represent Zions First National Bank (“Zions”) in connection with the various loans Zions has made to Hidden Splendor.  Such loans are detailed in the financial statements and the notes to the financial statements filed with Reddi Brake’s Form 8-K on August 13, 2007.

Mr. Spence’s letter claims that Hidden Splendor’s obligations to Zions in connection with the loans are in default and demands payments of the obligations in full on or before October 15, 2007.  This represents an acceleration of the amounts due from Hidden Splendor to Zions under the terms of the parties’ loan agreements.  The total amount of the obligations as stated in Mr. Spence’s letter is $5,242,015.12 as of October 3, 2007.

While possible, at this point we do not believe that any material obligation of Reddi Brake, or any other material obligation of Hidden Splendor apart from its obligations to Zions, may arise, increase, be accelerated or become direct financial obligations as a result of the acceleration of the amounts owed by Hidden Splendor to Zions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

REDDI BRAKE SUPPLY CORPORATION

Date: October 15, 2007

By: /s/ Alexander H. Walker III

      Alexander H. Walker III,

      President/Chief Executive Officer

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